Exhibit 99.1

U.S. HOME SYSTEMS ANNOUNCES EXPIRATION OF “GO-SHOP” PERIOD

DALLAS, TEXAS, September 6, 2012 — U.S. Home Systems, Inc. (“USHS”) announced today the expiration of the “go-shop” period pursuant to the terms of its previously announced Agreement and Plan of Merger dated as of August 6, 2012 (the “Merger Agreement”), between USHS, THD At-Home Services, Inc. (“Parent”), which is a wholly-owned subsidiary of The Home Depot, Inc., and Umpire Acquisition Corp. and wholly-owned subsidiary of Parent.

Under the Merger Agreement, USHS was permitted to initiate, solicit, facilitate and encourage acquisition proposals from third parties until 11:59 p.m. (Eastern time) on September 5, 2012. USHS engaged in a solicitation of 70 potential purchasers in connection with the “go shop” period. Despite its solicitation efforts, USHS did not receive any alternative acquisition proposals during the “go shop” period.

USHS also announced today that the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Act as of August 17, 2012.

USHS currently anticipates that the merger will be consummated during the fourth calendar quarter of 2012, subject to satisfaction of the closing conditions described in the Merger Agreement, including approval of USHS stockholders. Four actions have been filed which seek, among other relief, to enjoin the merger. USHS believes that each of the pending actions are without merit, and intends to defend vigorously each such action.

About U.S. Home Systems, Inc.

U.S. Home Systems, Inc. manufactures or procures, designs, sells and installs custom quality specialty home improvement products. The company’s product lines include kitchen cabinet refacing products utilized in kitchen remodeling, bathroom tub liners and wall surround products utilized in bathroom remodeling, and storage organization systems for closets and garages. The company manufactures its own cabinet refacing products and bathroom cabinetry. The company employs more than 1,000 associates and operates a nationwide network of over 40 branch offices. USHS’ stock is traded on the NASDAQ Global Market (NASDAQ: USHS).

Forward-Looking Statements

Certain statements contained in this document contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated merger, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of USHS and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond USHS’ ability to control or predict. Such factors include, but are not limited to, any conditions imposed in connection with the merger, approval of the Merger Agreement by USHS’ stockholders, the satisfaction of various other conditions to the closing of the merger, and other factors discussed in USHS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and USHS’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, and other USHS filings with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties should be considered in evaluating any forward-looking statements contained herein.

Additional Information

In connection with the proposed merger and required stockholder approval, USHS has filed a preliminary proxy statement with the SEC. USHS will also file the definitive proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT USHS AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by USHS with the SEC may be obtained free of charge by contacting Robert A. DeFronzo, at 2951 Kinwest Parkway, Irving Texas 75063. USHS filings with the SEC are also available on its website at www.ushomesystems.com.

Participants in the Solicitation

USHS and its officers and directors may be deemed to be participants in the solicitation of proxies from USHS stockholders with respect to the merger. Information about USHS officers and directors and their ownership of the USHS common stock is set forth in USHS’ preliminary proxy statement filed with the SEC on August 31, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of USHS and its officers and directors in the merger by reading the definitive proxy statements regarding the merger, which will be filed by USHS with the SEC.

For more information, contact:

U.S. Home Systems, Inc.

Murray H. Gross

Chairman & CEO

Email: mgross@ushomesystems.com

(214) 488-6300